EXHIBIT 99.2

CHARLES RIVER ASSOCIATES (CRA)

SECOND QUARTER FISCAL YEAR 2015

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will be held July 30, 2015 at 10:00 a.m. ET.  These prepared remarks will not be read on the call.

Q2 2015 Summary (Quarter ended July 4, 2015)

•                  Non-GAAP Revenue: $75.6 million

•                  Non-GAAP Net Income: $3.5 million, or $0.38 per diluted share

•                  Non-GAAP Operating Margin: 7.8%

•                  Non-GAAP Effective Tax Rate: 38.5%

•                  Utilization: 75%

•                  Cash and Cash Equivalents: $15.8 million at July 4, 2015

•                  Non-GAAP Adjusted EBITDA: $12.8 million, or 16.9% of non-GAAP revenue

•                  Consultant Headcount at July 4, 2015: 447

Revenue

We reported GAAP revenue of $76.5 million for Q2 of fiscal 2015, compared with GAAP revenue of $78.2 million for Q2 of fiscal 2014. GAAP revenue for Q2 of fiscal 2015 included $937,000 from our NeuCo subsidiary. GAAP revenue for Q2 of fiscal 2014 included $1.3 million from NeuCo.

Excluding NeuCo revenue from all periods, non-GAAP revenue was $75.6 million for Q2 of fiscal 2015, compared with $76.9 million for Q2 of fiscal 2014.

Utilization

Utilization on a firm-wide basis in Q2 of fiscal 2015 was 75%. This compares with 78% in both Q2 of fiscal 2014 and Q1 of fiscal 2015.

Gross Margin

GAAP gross margin in Q2 of fiscal 2015 was 33.8%, compared with 32.6% in Q2 of fiscal 2014. Non-GAAP gross margin for Q2 of fiscal 2015 was 33.5%, up from 32.0% in Q2 of fiscal 2014. Client reimbursable expenses, on a non-GAAP basis, were 9.8% of revenue in Q2 of fiscal 2015, compared with 11.2% in Q2 of fiscal 2014.

SG&A Expenses

For Q2 of fiscal 2015, GAAP SG&A expenses were $18.7 million, or 24.4% of revenue, compared with GAAP SG&A expenses of $17.5 million, or 22.3% of revenue, in Q2 of fiscal 2014.

Non-GAAP SG&A expenses, excluding NeuCo, were $17.8 million, or 23.6% of revenue, in Q2 of fiscal 2015, compared with $16.5 million, or 21.5% of revenue, in Q2 of fiscal 2014.

Commissions to non-employee experts are included in SG&A. Those commissions represented 2.7% of non-GAAP revenue in Q2 of fiscal 2015, compared with 3.6% of non-GAAP revenue in Q2 of fiscal 2014. Excluding these commissions, non-GAAP SG&A expenses were 20.9% of non-GAAP revenue in Q2 of fiscal 2015 and 18.0% of non-GAAP revenue in Q2 of fiscal 2014.

Depreciation & Amortization

On a GAAP and non-GAAP basis, depreciation and amortization expense was $1.5 million for Q2 of fiscal 2015, compared with $1.6 million for Q2 of fiscal 2014.

Share-Based Compensation Expense

On a GAAP and non-GAAP basis, share-based compensation expense was approximately $1.4 million for Q2 of fiscal 2015, compared with $1.3 million for Q2 of fiscal 2014.

Operating Income

On a GAAP basis, operating income was $5.6 million, or 7.4% of revenue, in Q2 of fiscal 2015, compared with operating income of $6.5 million, or 8.3% of revenue, in Q2 of fiscal 2014. Non-GAAP operating income was $5.9 million, or 7.8% of non-GAAP revenue, for Q2 of fiscal 2015, compared with $6.5 million, or 8.5% of non-GAAP revenue, for Q2 of fiscal 2014.

Interest and Other (Expense) Income, net

In Q2 of fiscal 2015, interest and other expense was $257,000 on a GAAP basis and

$243,000 on a non-GAAP basis. This compares with interest and other expense of $159,000 on a GAAP basis and $170,000 on a non-GAAP basis for Q2 of fiscal 2014.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q2		Q2
	2015	2014	2015	2014
Tax Provision	$2,189	$3,167	$2,182	$3,126
Effective Tax Rate	40.6%	50.0%	38.5%	49.3%

Net Income

GAAP net income for Q2 of fiscal 2015 was $3.3 million, or $0.36 per diluted share, compared with GAAP net income of $3.2 million, or $0.32 per diluted share, for Q2 of fiscal 2014. Non-GAAP net income for Q2 of fiscal 2015 was $3.5 million, or $0.38 per diluted share, compared with $3.2 million, or $0.32 per diluted share, for Q2 of fiscal 2014.

Adjusted EBITDA

On a GAAP basis, Adjusted EBITDA for Q2 of fiscal 2015 was $12.5 million, or 16.3% of revenue, compared with $12.9 million, or 16.5% of revenue, for Q2 of fiscal 2014.  Adjusted EBITDA on a non-GAAP basis for Q2 of fiscal 2015 was $12.8 million, or 16.9% of non-GAAP revenue, compared with $12.9 million, or 16.8% of non-GAAP revenue, for Q2 of fiscal 2014. See the exhibit to our press release for more details and the calculation of Adjusted EBITDA.

Constant Currency Basis

On a constant currency basis relative to Q2 of fiscal 2014, non-GAAP revenue would have increased by approximately $1.9 million to approximately $77.5 million; non-GAAP gross profit as a percent of revenue would have decreased slightly to 33.4%; non-GAAP Adjusted EBITDA would have increased by approximately $0.5 million to $13.2 million, or 17.0% of revenue; and non-GAAP net income would have increased by approximately $0.2 million to $3.7 million, or by approximately $0.02 to $0.40 per diluted share. A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at July 4, 2015 were $87.5 million, compared with $88.3 million at April 4, 2015. Current liabilities at July 4, 2015 were $65.5 million, compared with $66.2 million at April 4, 2015.

Total DSO in Q2 of fiscal 2015 was 102 days, consisting of 66 days of billed and 36 days of unbilled. This compares to 100 days we reported in Q1 of fiscal 2015, consisting of 62 days of billed and 38 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $15.8 million at July 4, 2015, compared with $17.2 million at April 4, 2015.

Capital expenditures totaled approximately $6.1 million in Q2 of fiscal 2015, compared with $0.9 million in Q2 of fiscal 2014.

During the second quarter of fiscal 2015, approximately 119,000 shares of common stock were repurchased for approximately $3.4 million.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in these remarks non-GAAP revenue, non-GAAP gross margin, non-GAAP SG&A expenses (with and without commission to non-employee experts), non-GAAP depreciation and amortization, non-GAAP operating income, non-GAAP operating margin, non-GAAP interest and other income (expense), net, non-GAAP effective tax rate and tax provision, non-GAAP net income, non-GAAP net income per diluted share, and EBITDA and Adjusted EBITDA on a GAAP and non-GAAP basis.  The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method for evaluating its results of operations.  The Company believes that presenting its financial results excluding NeuCo’s results, and excluding commissions to non-employee experts from SG&A, and including a presentation of Adjusted EBITDA, is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the second quarter of fiscal 2015, the second quarter of fiscal 2014, and the year to date period ended as of the second quarter of fiscal 2014, the Company has excluded NeuCo’s results, and for the year to date period ended as of the second quarter of fiscal 2015, the Company has excluded NeuCo’s results and a non-cash charge relating to an increased liability for a future contingent consideration payment related to a prior acquisition.  Also, in calculating “Adjusted EBITDA” from income (loss) from operations for these fiscal periods, the Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.  Finally, the Company also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results and provides a constant currency presentation to supplement disclosures regarding its results of operations and performance.  The Company calculates constant currency amounts relative to a prior period, which also constitute non-GAAP financial information, by converting its current period local currency financial results using the prior period exchange rates.  The Company has presented in these CFO remarks its non-GAAP revenue, gross profit, net income, earnings per diluted share and Adjusted EBITDA for the second quarter of fiscal 2015 on a constant currency basis relative to the second quarter of fiscal 2014.